Exhibit 10.11

Software Copyright Transfer Agreement

Between

PayEase Technology (Beijing) Co., Ltd.

(Transferor)

And

Zhiteng Infotech (Shenzhen) Co., Ltd.

(Transferee)

February 12, 2011

Table of Contents

1.	Transferred Software	3

2.	The Transfer	3

3.	Closing	4

4.	Transfer Consideration and Payment	4

5.	Representations, Warranties and Undertakings	4

6.	Confidentiality	6

7.	Taxes and Expenses	7

8.	Breach	7

9.	Notice	7

10.	Applicable Law and Dispute Resolution	8

11.	Miscellaneous	8

Software Copyright Transfer Agreement

This Software Copyright Transfer Agreement (this “Agreement”) is entered into in Beijing on February 12, 2011 between the following parties:

(1)	PayEase Technology (Beijing) Co., Ltd. is a Foreign Invested Enterprise duly incorporated and validly existing under the People’s Republic of China (“PRC”) law, with its registered address at Room 620-626, Building 1, 22 Fuchengmenwai Avenue, Xicheng District, Beijing, and with Zhou Yuexian as its legal representative ( “Party A”); and

(2)	Zhiteng Infotech (Shenzhen) Co., Ltd. is an enterprise wholly-owned by a Hong Kong-Macao-Taiwan legal person duly incorporated and validly existing under PRC law, with its registered address at Tongjian Building No.1, 17 Floor, B-C1713, Shennan Avenue Central, Futian District, Shenzhen, and with Su Zike as its legal representative (“Party B”).

(In this Agreement, Party A and Party B are referred to collectively as the “Parties,” and individually as a “Party”.)

Whereas: Party A intends to sell to Party B, and Party B intends to purchase from Party A certain computer software copyrights set forth in this Agreement; and Party A agrees to transfer to Party B all copyrights of such computer software held by it as set forth in this Agreement.

Therefore, after friendly negotiation, the Parties have reached the following agreement:

1.	Transferred Software

The Parties hereby confirm the following information of the transferred computer software (including but not limited to its computer program, source code and relevant documents) to be transferred under this Agreement (the “Transferred Software”):

Full name of the software: MilesUp CLP System

Abbreviation of name of the software: MilesUp CLP System

Version: V1.0

Registration No.: 2009SR055794

Registration Certificate No.: Ruan Zhu Deng Zi Di 0182793 Hao

Acquisition of the Rights: Transfer

Scope of the Right: All Rights

2.	The Transfer

2.1	Under terms and conditions of this Agreement, Party A agrees to transfer to Party B all copyrights of the Transferred Software in all jurisdictions, and Party B accepts such transfer.

2.2	The Parties hereby agree that, after the execution of this Agreement, Party A shall deliver to Party B the Transferred Software and all related technical information and data (including but not limited to all source code of the Transferred Software) on the date Party A receives payment in the amount set forth in Exhibit B.

2.3	From the date Party B is registered as the copyright owner of the Transferred Software, Party B shall be entitled to the copyright of the Transferred Software; Party B shall therefore become the copyright owner of the Transferred Software, shall enjoy all rights to own, use or dispose of the Transferred Software, and shall be entitled to all benefits arising from the Transferred Software.

2.4	Party A shall transfer to Party B all rights related to the Transferred Software after the execution of this Agreement.

2.5	Party A shall file with the regulatory authority all relevant materials regarding copyright transfer of the Transferred Software within 15 business days following the date of this Agreement.

3.	Closing

3.1	The Parties agree on the following conditions precedent for the closing of the transaction under this Agreement:

(1)	Party A shall cause its shareholders to sign the shareholder’s resolution set forth in Exhibit A and to agree on the sale of copyright of the Transferred Software by Party A pursuant to this Agreement;

(2)	Party A shall deliver to Party B the Transferred Software and relevant technical information and data, as required in this Agreement;

(3)	Party A shall assist Party B in its registration as the copyright owner of the Transferred Software, and assist Party B in obtaining Software Product Registration Certificate for the Transferred Software;

(4)	Party A shall file with all relevant regulatory authorities this Agreement and the transfer set forth therein as required by PRC law;

(5)	Party A shall provide Party B with relevant technical support on the Transferred Software, as Party B requires, so as to meet technical requirements for Party B’s operation, including but not limited to introducing, operating and testing the technologies involved in the Transferred Software;

(6)	Party A shall deliver to Party B technical qualifications of the Transferred Software set forth in this Agreement.

3.2	The Parties agree to complete the transfer of copyright of the Transferred Software on the closing date (the “Closing Date”). The Closing Date refers to the latter of (i) the day Party B is registered as the copyright owner on the Computer Software Copyright Registration Certificate and Product Registration Certificate, and (ii) the day the Parties confirm in writing after Party A satisfies all conditions precedent for the closing under this Agreement.

4.	Transfer Consideration and Payment

The Parties agree that the full consideration for the Transferred Software is RMB 500,000.00 (“Transfer Consideration”); and Party B shall pay to Party A the Transfer Consideration, according to the schedule set forth in Exhibit B of this Agreement.

5.	Representations, Warranties and Undertakings

5.1	Party A represents, warranties and undertakes to Party B:

5.1.1	Party A has all requisite capacity, power and authority (including necessary governmental approval and internal corporate approval) to execute and perform this Agreement;

5.1.2	This Agreement constitutes a legally binding obligation of Party A upon its execution of this Agreement;

5.1.3	Party A is the sole legal user, operator and copyright owner of the Transferred Software. Party A has all rights and authority to dispose of the copyright of the Transferred Software;

5.1.4	There is no mortgage, pledge, guarantee, lien, surety, security interest or encumbrances of any kind on all or part of the copyright of the Transferred Software, there is no agreement or undertaking that would lead to or give rise to any aforesaid mortgage, pledge, guarantee, lien, surety, security interest or encumbrances of any kind, and there is no person entitled to claim aforesaid mortgage, pledge, guarantee, lien, surety, security interest or encumbrances of any kind;

5.1.5	Party A is not currently involved in any litigation, arbitration or other legal or administrative proceedings regarding the copyright of the Transferred Software. Party A is not aware of any litigation, arbitration or other legal or administrative proceedings that would threaten or affect Party A’s performance of its obligations under this Agreement;

5.1.6	The technology, data and information of the Transferred Software does not infringe on the intellectual property of any third party, and there is no pending claim in connection with the copyright of the Transferred Software;

5.1.7	The relevant technology, data and information of the Transferred Software does not contain logic bomb, virus or other material hidden danger. Party A has established effective mechanism to prevent illegal attack of the system by other persons or viruses, and has taken effective measures to backup relevant technology and data.

5.1.8	Party A undertakes that its employees shall not develop or upgrade the current version of the Transferred Software. If Party A breaches this clause, any software copyright arising from such development or upgrade shall belong to Party B;

5.1.9	Party A has properly and timely paid all taxes and expenses related to the Transferred Software and all taxes arising from its ownership and operation thereof, pursuant to PRC laws, regulations and relevant administrative measures, and therefore there is no outstanding, current, contingent or future tax or other expense obligations on the Transferred Software;

5.1.10	Party A has disclosed to Party B all information known to Party A that is relevant to the Transferred Software, including information that may materially and adversely affect Party A’s performance of its obligations under this Agreement and information that may substantially affect Party B’s intent to enter into this Agreement upon disclosure. All materials provided by Party A to Party B are complete and correct and without any material mistake, misrepresentation or misleading statement;

5.1.11	Party A shall use all reasonable efforts to satisfy the conditions precedent to the Closing set forth in Section 3 of this Agreement;

5.1.12	Party A shall provide Party B with the Transferred Software and all relevant technical information and data (including but not limited to all source code of the Transferred Software) pursuant to this Agreement;

5.1.13	Party A shall not engage in any activity that contradicts this Agreement or Party A’s obligations or undertakings under this Agreement;

5.1.14	Within the one year following the Closing Date, Party A shall provide, or instruct its employee to provide Party B with free technical support for the Transferred Software’s use, operation, maintenance, etc. Party A shall also provide Party B with instructions regarding the technology structure, development and operation of the Transferred Software.

5.2	Party B represents, warranties and undertakes to Party A:

5.2.1	Party B has all requisite capacity, power and authority (including necessary governmental approval and internal corporate approval) to execute and perform this Agreement;

5.2.2	This Agreement constitutes a legally binding obligation of Party B upon its execution of this Agreement;

5.2.3	Party B shall pay to Party A Transfer Consideration pursuant to the terms and conditions of this Agreement.

5.3	Any breach of representations, warranties or undertakings by a Party shall constitute an event of default, and the non-breaching party shall be entitled to request the breaching party to reasonably rectify such event of default, so as to continue its performance of this Agreement. The non-breaching party shall be entitled to recover its economic losses directly arising from the event of default.

6.	Confidentiality

6.1 Party A shall keep the technology related to the Transferred Software confidential to any third party, including not to disclose, disseminate or transfer such technology to any third party. However, after the Transferred Software is transferred to Party B, Party B shall be entitled to authorize a third party (Party A or any other party) to upgrade or develop new versions of the Transferred Software.

6.2 The Parties hereby confirm that any oral or written information communicated between the Parties related to this Agreement is confidential. Without the other Party’s written consent, a Party shall not disclose such information to a third party except for (i) information currently or in the future known to the public (but not information known to the public as a result of disclosure by the Party receiving the information without permission of the other Party); (ii) information required to be disclosed according to applicable laws, regulations and rules of securities exchange; or (iii) information disclosed by a Party to its legal or financial advisors regarding the transaction contemplated by this Agreement, provided that such advisors shall be bound to similar confidential obligations as those set forth herein.

6.3 Any disclosure by an employee of or an organization hired by a Party shall be deemed disclosure by such Party, and such Party shall be liable for such breach pursuant to this Agreement. If this Agreement becomes invalid, terminated, or unenforceable, this Article 6.3 shall remain in full force and effect.

7.	Taxes and Expenses

7.1 Each Party shall be responsible for the taxes, fees, or expenses incurred by or levied against such Party in connection with the preparation and execution of this Agreement and the transfer and registration of copyrights under this Agreement pursuant to PRC laws and regulations.

7.2 Each Party shall be responsible for other expenses incurred by such Party related to this Agreement.

7.3 The Parties shall share the expenses arising from registering copyright transfer of the Transferred Software in equal portions.

8.	Breach

If a Party (the “Breaching Party”) breaches any provision, representation, warranty or undertaking of this Agreement which causes damage to the other Party (the “Non-breaching Party”), the Non-breaching Party may notify the Breaching Party in writing to demand immediate rectification. If the Breaching Party fails to take action to the Non-breaching Party’s satisfactory within 15 days from the date of the notice, the Non-breaching Party may seek remedies as set forth in this Agreement or through other legal measures.

9.	Notice

Any notice or communication to the Parties under this Agreement shall be in writing and sent by courier, mail or facsimile to the address below or the designated address notified by the relevant Party from time to time, and shall become effective (a) upon delivery if delivered in person; (b) on the seventh day after the date the registered mail(with mailing fee paid) is posted (as determined by the date of stamp) if delivered by mail and on the fourth day after the mail is posted if delivered by international express mailing service; and (c) at the delivery time on the facsimile confirmation if delivered by facsimile.

Party A:	PayEase Technology (Beijing) Co., Ltd.
Address: Building 1, Room 620-626
22 Fuchengmenwai Avenue, Xicheng District, Beijing
Zipcode: 100037
Attn: Siwen Zhao

Party B:	Zhiteng Infotech (Shenzhen) Co., Ltd.
Address: Tongjian Building No.1, 17 Floor, B-C1713,
Shennan Avenue Central, Futian District, Shenzhen
Zipcode: 518031
Attn: Jiangling Wu

10.	Applicable Law and Dispute Resolution

10.1 The formation, effect, performance, interpretation and dispute resolution of this Agreement shall be governed by PRC laws.

10.2 Any dispute related to this Agreement or arising from the performance thereof shall be resolved by friendly negotiation between the Parties.

10.3 If the Parties fail to reach an agreement within 30 days from the date on which one Party proposes to resolve any dispute by negotiation, either party is entitled to submit the dispute to Beijing Arbitration Commission for arbitration according to the then effective arbitration rules. The arbitration award is final and binding upon the Parties. The Parties hereby consent to be bound and to perform as required by the arbitration award. During any period of dispute or resolution, the Parties shall continue to perform obligations and exercise rights that are not in dispute under this Agreement.

11.	Miscellaneous

11.1 The headings contained in this Agreement are for reference purpose only and shall not affect in any way the meaning or interpretation of this Agreement.

11.2 This Agreement and exhibits attached hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all prior written and oral agreements and understandings with respect to the subject matter hereof.

11.3 This Agreement shall inure to the benefit of and be binding upon the Parties and the successor, assignee, or licensee of each of the Parties.

11.4 Failure to exercise any rights by one Party shall not be deemed a waiver of such rights or affect the exercise of such rights in any way in the future.

11.5 If any term or provision of this Agreement (the “Invalid Provision”) is determined by a court or arbitrator with appropriate jurisdiction to be invalid, illegal or unenforceable, all other provisions of this Agreement shall nevertheless remain in full force and effect. The Parties shall negotiate in good faith to modify the Invalid Provision so as to validate the original intent of the Parties as closely as possible in any acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent.

11.6 Matters not included in this Agreement shall be negotiated by the Parties. Amendment or supplement of this Agreement shall be in writing. Amendment or supplement of this Agreement signed by all Parties shall be deemed part of this Agreement and have the same legal effect as this Agreement.

11.7 This Agreement shall be executed in 4 copies, one for each party and the other two copies shall be used for the purposes of filing with relevant government authorities. Each copy shall have the same legal effect.

[Signature Page]

IN WITNESS WHEREOF, the legal representatives or authorized representatives of the Parties hereto have duly executed this Agreement as of the date set forth in the first page.

Party A: PayEase Technology (Beijing) Co., Ltd.

Signature: /s/ Abraham Jou

Name:

Title

(Seal)

Party B: Zhiteng Infotech (Shenzhen) Co., Ltd.

Signature: /s/ Zike Su

Name:

Title

(Seal)

Exhibit A

PayEase Technology (Beijing) Co., Limited

Shareholder Resolution

This resolution is adopted by the shareholders of PayEase Technology (Beijing) Co., Limited (the “Company”) pursuant to the Articles of Association of the Company on the shareholders meeting on January 28, 2011.

RESOLVED, that the undersigned shareholders of the Company hereby consent to and approve that the Company shall transfer to Zhiteng Infotech (Shenzhen) Co., Ltd. (“Zhiteng”) the copyright of the following computer software (the “Copyright”):

Name of Software: MilesUp CLP System

Abbreviation of Name of Software: MilesUp CLP System

Software Version: V1.0

Registration Number: 2009SR055794

Registration Certificate Number: Ruan Zhu Deng Zi Di 0182793 Hao

Nature of Acquisition of the Rights: Transfer

Scope of Rights: All Rights

RESOLVED that the undersigned shareholders of the Company hereby consent to cause the Company to perform all obligations under the Software Copyright Transfer Agreement dated February 12, 2011 entered into by the Company and Zhiteng.

Signature/Seal of shareholders:

( Seal)	(Seal)

PayEase Beijing (HK) Limited	Beijing PayEase Electronic Business, Ltd.

Holder of 50% of shares of the Company	Holder of 30% of shares of the Company

(Seal)

Beijing Jinquan International Tourism Co., Ltd

Holder of 20% of shares of the Company

Exhibit B

Payment of Transfer Consideration

The Parties of this Agreement hereby confirm that the Transfer Consideration of this Agreement should be paid according to the following schedule:

Party A shall be paid RMB 500,000.00 within a week from the date of this Agreement.

Party A’s account information:

Bank:

Account Name:

Account Number: